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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Waste Connections, Inc. for the registration of 6,000,000 shares of its common stock and to the incorporation by reference therein of our reports listed below:

     Report dated February 17, 1999 with respect to the financial statements and schedule of Waste Connections, Inc. and Predecessors included in the Waste Connections, Inc. Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission;

     Report dated February 17, 1999 with respect to the supplemental consolidated financial statements of Waste Connections, Inc. and Predecessors included in the Waste Connections, Inc. Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission;

     Report dated February 4, 1999 with respect to the combined financial statements of The Murrey Companies (which consist of Murrey's Disposal Company, Inc., American Disposal Company, Inc., D.M. Disposal Co., Inc. and Tacoma Recycling Company, Inc.) included in the Current Report on Form 8-K/A dated April 2, 1999 of Waste Connections, Inc., filed with the Securities and Exchange Commission;

     Report dated October 2, 1998 (except for Note 12, as to which the date is October 22, 1998) with respect to the combined financial statements of The Murrey Companies (which consist of Murrey's Disposal Company, Inc., American Disposal Company, Inc., D.M. Disposal Co., Inc. and Tacoma Recycling Company, Inc.) included in the Current Report on Form 8-K dated January 29, 1999 of Waste Connections, Inc., filed with the Securities and Exchange Commission; and

     Report dated July 8, 1998, with respect to the financial statements of Arrow Sanitary Service, Inc. included in the Current Report on Form 8-K/A dated July 16, 1998 of Waste Connections, Inc., filed with the Securities and Exchange Commission.


                                                               ERNST & YOUNG LLP

Sacramento, California
July 27, 1999